SUB-ITEM 77(I)
                       TERMS OF NEW OR AMENDED SECURITIES

Auxier Focus Fund's Prospectuses and Statements of Additional Information (Investor Shares and A & C Shares) contained in Parts A and B of Post-Effective amendment No. 157 to Forum Funds' Registration Statement on Form N-1A are incorporated by reference as filed via EDGAR on December 9, 2004. (accession number 0001275125-04-000419).